EXHIBIT A


FUNDS                                                            EFFECTIVE DATE
-----                                                            --------------
First Trust DJ STOXX(R) Select Dividend 30 Index Fund            08/23/2007
First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund       08/23/2007
First Trust Dow Jones Global Select Dividend Index Fund          11/20/2007
First Trust Europe Select AlphaDEX(TM) Fund
First Trust Japan Select AlphaDEX(TM) Fund
First Trust Global IPOX-100 Index Fund
First Trust ISE Global Wind Energy Index Fund                    06/13/2008
First Trust ISE Global Engineering and Construction Index Fund   10/09/2008